As last amended
                                                            February 22, 1996


                           THE WALL STREET FUND, INC.

                                     BY-LAWS

                                    ARTICLE I

                                     OFFICE


         Section 1. The principal office of the corporation in the State of Maryland shall be located at No. 10 Light Street, in the City of Baltimore, State of Maryland. The resident agent in charge of such principal office is The Corporation Trust Incorporated.

         Section 2. The corporation may also have offices outside the State of Maryland and within or without the United States of America, at such places as shall be determined from time to time by resolution of the Board of Directors. Its principal office for the transaction of business outside the State of Maryland shall be located at 641 Lexington Avenue, New York.


                                   ARTICLE II

                                      SEAL


         Section 1. The corporate seal shall be circular in form and shall have inscribed thereon the name of the corporation, the year of its organization, and the words "Corporate Seal, Maryland".


                                   ARTICLE III

                             MEETING OF STOCKHOLDERS


         Section 1. Annual Meeting. The corporation shall hold an annual meeting of stockholders when required to do so by the Maryland General Corporation Law. Any business of the Corporation may be transacted at an annual meeting without being specially designated in the notice, except such business as is specifically required by statute or by the Articles of Incorporation to be stated in the notice. (As amended February 22, 1996.)


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         Section 2. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be held on the call of the Board of Directors of the President or the Secretary, and as may be stated in the call. such special meetings shall be called by the President of the Secretary at the request in writing of a majority of the directors or of stockholders owning at least twenty-five percent (25%) of the outstanding capital stock of the corporation entitled to vote at such meeting. Any such request shall state the purpose of purposes of the proposed meeting. Business transacted at all such meetings shall be confined to the objects stated in the call and matters germane thereto.

         Section 3. Notice of Meetings. The notice of each meeting of the stockholders shall be in writing and signed by the President or the Secretary. Such notice shall state the purpose or purposes for which the meeting is called and the time when and the place where it is to be held, and a copy thereof shall be delivered personally or mailed at least ten (10) days previous thereto to each stockholder of record. If mailed, such notice shall be directed to a stockholder at his address as it appears on the stockbook unless he shall have filed with the Secretary of the cooperation a written request that notices intended for him be mailed to the address, in which case it shall be mailed to the address designated in such request.

         Section 4. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite for and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law or by the Certificate of Incorporation or by these By-Laws. If, however; such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

         Section 5. Number of Votes. At all stockholders' meetings each stockholder entitled to vote thereat shall be entitled to one vote for every full share of voting stock standing in his name on the books of the corporation on the date for the determination of stockholders entitled to vote at such meeting, if such a determination shall have been made, or on the date of the meeting if no determination shall have been made.

         Section 6. Required Number of Votes. The vote for directors, and on the demand of any stockholder the vote upon any question before the meeting, shall be by ballot. An affirmative vote of the holders of two-thirds of the outstanding stock shall be required to authorize any amendments of the Certificate of Incorporation. All elections shall be had and all questions other than amendment of the Certificate of Incorporation shall be decided by a plurality of the votes cast at a duly called meeting at which a quorum is present in person or by proxy. (As amended March 28, 1966.)


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                                   ARTICLE IV

                                    DIRECTORS

         Section 1. Board of Directors. The property, business and affairs of the cooperation shall be managed by a Board of Directors consisting of not fewer than five (5) nor more than fifteen (15) directors who need not be stockholders nor residents of the State of Maryland. the actual number of directors who shall constitute the Board at any time shall be determined from time-to-time as provided in Section 2 below. (As amended March 30, 1972.)

         Section 2. Classification, Term of Office, Election. The directors shall be classified with respect to the year of expiration of their respective terms of office into five (5) classes, each class consisting of not fewer than on (1) nor more than three (3) directors. Directors of each class shall hold office for a term of five (5) years, with the term of one class expiring each year. Upon the adoption of this provision, the classes and the initial expiration years of their respective terms shall be a follows and shall carry forward at 5 year intervals thereafter;

                                            Expiration Year
              Class I                            1977
              Class II                           1973
              Class III                          1974
              Class IV                           1975
              Class V                            1976

At each meeting of stockholders at which any class of directors is to be elected, the stockholders may determine by resolution the actual number of directors of that class to be elected, subject to the limits above provided. If no such resolution is passed, the number of directors to be elected shall be the same as the number then serving within that class. Every director shall hold office until the expiration of his term of office or until his successor shall be elected and shall qualify, unless he resigns, dies or is removed earlier in accordion with the provisions of these By-Laws. (As amended March 30, 1972.)

         Section 3. Annual Organization Meeting. In each year, immediately after the adjournment of the annual meeting of stockholders, the newly elected Board of Directors shall meet at such place as may be designated by the Board, or, in the absence of any such designation, at the place where the stockholders' meeting was held for the purpose of organization, election of officers and the transaction of such other business any may properly come before the meeting. Notice thereof shall be given to each director in writing or by telegraph and shall state the time and place of the meeting. (As amended September 25, 1067.)

         Section 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and times as shall from time-to-time be determined by resolution of the Board of Directors. No notice of any such regular meeting



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need be given to the members of the board, unless the board shall otherwise determine by resolution duly adopted. any and all business of the corporation may be transacted at any such regular meeting.

         Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the President or by any two directors, unless otherwise determined by the Board, may be held at the time and place designated in the notice of meeting. Notice thereof shall be given to each director in writing or by telegraph and shall state the time and place of the meeting. (As amended September 25, 1967.)

         Section 6. Notice of Board Meetings. Unless otherwise determined by the Board of Directors, notice of meetings of the Board need not include a statement of the business to be transacted at or the purpose of the meeting, and any and all business of the corporation is given when deposited in the United States mail not later than three days defore the date of such meeting, with postage thereon prepaid, suitable addressed. If telegraphed, notice is given when delivered not later than two days before the date of such meeting to the telegraph company for transmission, suitably addressed to the director's last known place of business, dwelling house or usual place of abode, and, in the case of mailing, shall be suitable addressed if addressed to the director's last known post office address. If delivered, notice is given when delivered to the director personally or when delivered to a person of suitable age and discretion at his place of business, dwelling house or unusual place of abode. (As amended September 25, 1967.)

         Section 7. Quorum and Vote. At all meetings of the Board of Directors, a majority of the number of directors serving at the time of such meeting shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. A majority of the directors present at any meeting, even though there shall not be a quorum present, may adjourn such meeting from time-to-time without notice other than by announcement at the meeting, until the number requisite to constitute a quorum or to take any particular action shall be present, and at each adjourned meeting any business which might properly come before the original meeting may be considered and acted upon, provided a quorum then be in attendance. (As amended March 30, 1972.)

         Section 8. Vacancies. In case of any vacancy in the Board of Directors, caused by death, resignation, removal, increase of the number of directors, or otherwise, the vacancy may be filled by the remaining directors, though less than a quorum, providing that after such election at least two-thirds of the directors then holding office shall have been elected to such office by stockholders at any annual meeting or special meeting called for that purpose. A director elected to fill any vacancy shall hold office for the remainder of the term of the class in which the vacancy occurred or until his successor has been duly elected and shall qualify. (Renumbered September 25, 1967.)

         Section 9. Removal. Any director may at any time be removed, either with or without cause, by resolution duly adopted by the affirmative vote of the holders of two-thirds of the issued and outstanding shares having voting power,


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given at a special meeting of said stockholders, duly called and held for that purpose; and the vacancy in the board thereby created may be filled in the same manner by the stockholders at said meeting; provided, however, that in case the stockholders do not fill such vacancy at such meeting, the remaining directors, though less than a quorum, may fill such vacancy in accordance with Section 7 hereof. (Renumbered September 25, 1967.)

         Section 10. Resignation. Any director of the corporation may resign at any time by giving written notice to the President or Secretary of the corporation. Such resignation shall take effect on the date of the receipt of such notice or at any later date specified therein, and unless otherwise specified therein, the acceptance of said resignation shall not be necessary to make it effective. (Renumbered September 25, 1967.)

         Section 11. Compensation. Directors as such shall not receive any salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at any meeting. Nothing therein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. (Renumbered September 25, 1967.)

         Section 12. Place of Meetings. Except as otherwise provided by law, directors may hold their Annual Organization Meeting and regular and special meetings at any place within or without the State of Maryland, as from time-to time may be determined in accordance with the provisions of theses By-Laws. (As renumbered and amended September 25, 1967.)

         Section 13. The Chairman of the Board of Directors. The Board of Directors may designate from among its members a Chairman who shall hold office for such term as shall be determined from time-to time by the Board. The Chairman shall preside at all meetings of the stockholders and the Board of Directors at which he is present. Designation as Chairman and functioning in that capacity shall not constitute the Chairman an officer of the corporation. (As adopted September 25, 1967.)

         Section 14. Conduct of Meetings. At all meetings of the Board of Directors, the Chairman of the Board if there be one, or, if there be no Chairman, the President, shall preside, and the Secretary, or in his absence any person appointed by the presiding officer, shall act as Secretary of the meeting and shall keep the record of proceedings. (As renumbered and amended September 25, 1967.)


                                    ARTICLE V

                                    OFFICERS

         Section 1. Officers and Terms of Office. The officers of the corporation shall be a President, one of more vice-presidents, a Treasurer, one or more Assistant Treasurers, a Secretary and one or more Assistant Secretaries, all of whom shall be elected by the Board of Directors and shall hold office for


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one year and until their respective successors are elected and shall qualify in their stead. Any two offices, but not more than two, may be held by the same person. (As amended April 10, 1984.)

         Section 2. Election of Officers. The Board of Directors, at its first meeting after each annual meeting of the stockholders, shall elect a President, one or more vice-presidents, a Treasurer, one or more Assistant Treasurers, a Secretary and one or more Assistant Secretaries, who need not be members of the Board of Directors.
(As amended April 10, 1984.)

         Section 3. Other Officers. The Board of Directors may appoint such other officers and agents as it may deem necessary, who shall hold their offices for such terms and shall excerise such powers and perform such duties as shall be determined from time-to-time by the Board.

         Section 4. Salaries. Except as otherwise provided by these By-Laws, the salaries of all officers and agents of the corporation chosen by the Board of Directors shall be fixed by the Board of Directors.

         Section 5. Removal. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors.

         Section 6.  Powers and Duties of Officers.

          (a) The President. The President shall be the chief executive officer of the corporation. In the absence of the Chairman of the Board, or if there be no Chairman, he shall preside at all meetings of the stockholders and the Board of Directors, at which he shall be present, and, in general, except as otherwise by these By-Laws provided, shall perform all duties incident to the office of President and such other duties as from time-to-time may be assigned to him by the Board of Directors. (As amended September 25, 1967.)

         (b) The Vice-President. The vice-president shall have such powers and perform such duties as may from time-to-time be assigned to him by the Board of Directors. At the request of the President, or, in his absence or his disability, the vice-president shall perform all of the duties of the President.

         (c) The Treasurer. The Treasurer shall have the custody of all the corporate funds and securities, except those which the Board of Directors shall place in the custody of a bank or trust company under a written agreement designating such bank or trust company as Custodian of property of the corporation, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements and shall render to the President and directors, at the regular meetings of the Board, or Whenever they may require


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it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

         He shall, if required by the Board, give the corporation a bond in a sum and with one or more sureties satisfactory to the Board, conditioned upon the faithful performance of his duties and for the restoration to the corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         (d) The Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any committee of the Board when required. He shall give or cause to be given notice of all meetings of the stockholders and of the Board of Directors, He shall keep in safe custody the seal of the corporation and when authorized by the Board of Directors or any committee affix the same to any instrument requiring it and when so affixed it shall be attested by the signature of the Secretary or such other officer or agent as may be designated by the Board of Directors. He shall keep or cause to be kept a stock book containing the names alphabetically arranged of all persons who are stockholders of the corporation, showing their places of residence, the number of shares of stock held by them, respectively, the time when they, respectively, became the owners thereof and the amount paid therefor. He shall perform such other duties as may be prescribed by the Board of Directors or President.

         (c) The Assistant Secretary. The Assistant Secretary shall, at the request of the Secretary, or in his absence or disability, perform all of the duties of the Secretary. He shall have such other powers and perform such other duties as may from time-to-time be assigned to him by the Board of Directors. (Added by amendment March 4, 1946.)

         (f) The Assistant Treasurer. The Assistant Treasurer shall, at the request of the Treasurer, or in his absence, or disability perform all of the duties of the Treasurer. He shall have such other powers and perform such other duties as may from time-to-time be assigned to him by the Board of Directors. (Added by amendment March 27, 1950.)

         Section 7. Vacancies. If the office of President, Vice-President, Treasurer, or Secretary, or other office or offices becomes vacant for any reason, the directors, by a majority vote, may choose a successor or successors, who shall hold office for the unexpired term or terms.



                                   ARTICLE VI

                                 ADVISORY BOARD

         The Board of Directors may appoint an Advisory Board consisting of two to five members. Members of the Advisory Board shall not be directors or officers of the corporation but may be stockholders. The Board of Directors may


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remove any member and may appoint new or additional members of the Advisory
Board. Any member of the Advisory Board may resign at any time by giving written notice of his resignation to the Board of Directors. It shall be the function of the Advisory Board to advise the Board of Directors as to the investment of the assets of the corporation. The Advisory Board shall have no power or authority to make any action binding upon the corporation, the officers, the Board of Directors or the stockholders. The provisions of Article VII relative to indemnification of Directors and officers of the corporation shall be extended to and shall apply in all respects to members of the Advisory Board. (As amended March 4, 1946.)



                                   ARTICLE VII

                                 INDEMNIFICATION

         Section 1. Non-Derivation Action. The corporation shall indemnify any director or officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was such director or officer or an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. (As amended April 5, 1973.)

         Section 2. Derivative Actions. The corporation shall indemnify any director or officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was such director or officer or an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought, or a court of equity in the county in which the corporation has its principal office, shall determine upon application that, despite the


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adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonable entitled to indemnity for such expenses which such court shall deem proper. (As added April 5, 1973.)

         Section 3. No Determination as to Standard of Conduct. To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in
Section 1 and 2 of the Article VII or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonable incurred by him in connection therewith, without the necessity for the determination as to the standard of conduct as provided in
Section 4 of this Article VII. (As amended April 5, 1973.)

         Section 4. Determination as to Standard of Conduct. Any indemnification under Sections 1 and 2 of this Article VII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 or this Article VII. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, such a quorum disinterested directors so directs, by independent legal counsel (who may be regular counsel for the corporation) in a written opinion; and any determination so made shall be conclusive. (As amended April 5, 1973.)

         Section 5. Advances on Expenses. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the particular case after a preliminary determination following one of the procedures set forth in the second sentence of Section 4 of this Article VII that there is a reasonable basis for a belief that such director or officer met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VII, upon receipt of an undertaking by or on behalf of the director or officer reasonable assuring that such amount will be repaid unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article VII. (As amended April 5, 1973.)

         Section 6. Non-Exclusivity of Article. Any indemnification pursuant to this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled and shall continue as to a person who has ceased to be a director of officer and shall insure to the benefit of the heirs, executors and administrators of such a person. (As amended April 5, 1973.)


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                                  ARTICLE VIII

                              CERTIFICATES OF STOCK

         Section 1. Issue and Registration. The certificates of stock of the corporation shall be numbered and shall be registered as they are issued in the books of the corporation. They shall exhibit the holder's name and the number of shares, and shall be signed by either the President or Vice-President and by either the Treasurer, the Assistant Treasurer, the Secretary or the Assistant Secretary. In case any such officers who have signed or whose facsimile signatures have been placed upon such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the date of its issue. All certificates shall bear the corporate seal or a facsimile thereof, engraved or printed. (As amended March 27, 1950.)

         Section 2. Closing Transfer Books and Fixing Record Date. The Board of Directors may prescribe a period, not exceeding twenty days prior to meetings of the stockholders, during which no transfer or stock on the books of the corporation may be make; or in lieu of prohibiting the transfer of stock may fix a day and hour, not more than sixty days prior to the day of holding any meeting of stockholders as the time as of which stockholders entitled to notice of and to vote at such meeting shall be determined, and all persons who were holders of record of voting stock at such time, and no others, shall be entitled to notice of and to vote at such meeting.

         The Board of Directors may also fix a day and hour, not exceeding sixty days preceding the date fixed for the payment of any dividend or the allotment of rights or the change or conversion or exchange of capital stock, and in such case only stockholders of record at the time so fixed shall be entitled to receive such dividend, rights or change, conversion or exchange of capital stock. The Board of Directors, at its option, may also prescribe a period not exceeding twenty days prior to the payment of such dividend, allotment or change, conversion or exchange of capital stock, during which no transfer of stock on the books of the corporation may be made. (As amended February 17, 1977.)

         Section 3. Lost or Destroyed Certificate. If any certificate of stock of the corporation shall be lost or destroyed or mutilated the holder thereof shall immediately notify the corporation of the fact and the Board of Directors may, in its discretion, then cause a new certificate with or without a mark distinguishing the same as a duplicate, to be issued to said stockholder, subject to the deposit, as security and indemnity to the corporation for any loss or claim arising therefrom, of a bond in such amount, form and with such sureties as the Board of Directors may require.

         Section 4. Stock Ledger. The stock ledger of the corporation shall be maintained at an office of the transfer agent for the stock of the corporation. (As adopted September 25, 1967.)



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                                   ARTICLE IX

                               INSPECTION OF BOOKS

         Section 1. The directors shall determine from time-to-time whether, and if allowed, when and under what conditions and regulations the accounts and books of the corporation (except such as may be statute be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.



                                    ARTICLE X

                                    DIVIDENDS

         Section 1. Dividends upon the capital stock of the corporation, when earned, shall, in the discretion of the Board of Directors, from time-to-time be declared by the Board out of funds available after setting aside all proper reserves.



                                   ARTICLE XI

                                   FISCAL YEAR

         Section 1. The fiscal year of the corporation shall end on the 31st day of December in each year.



                                   ARTICLE XII

                                WAIVER OF NOTICE

         Section 1. Whenever any notice whatever is required to be given under the laws of the State of Maryland or under the provisions of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice.



                                  ARTICLE XIII

                                CHECKS AND NOTES

         Section 1. All checks and drafts on the bank accounts of the corporation, also all bills of exchange and promissory notes of the corporation and all acceptances, obligations and other instruments for the payment of money, drawn, signed or accepted by the corporation, shall be signed or accepted, as the case may be by such officer or officers, agent or agents as shall be thereunto authorized from time-to-time by the Board of Directors.



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                                   ARTICLE XIV

                                   AMENDMENTS

         Section 1. By-Laws of and for the corporation may be adopted, amended and repealed either by the Board of Directors or by stockholders, except that the Board shall not amend or repeal any by-law which the stockholders have caused to provide shall not be so amenable or repealable. Any by-law adopted by the Board may be amended or repealed by stockholders. (As amended March 29, 1966.)




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